UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

NET 1 UEPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: +27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

The impact caused by the novel coronavirus ("COVID-19") pandemic has led to disruptions in the day-to-day activities for Net 1 UEPS Technologies, Inc. ("we," "our," "us" or the "Company"), including reducing our staffing levels and limiting our access to facilities and certain technology systems that we rely on to timely prepare our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the "Quarterly Report"). As a result, we anticipate that additional time will be required in order to develop and process our financial information as well as prepare the required disclosures related to the impact of COVID-19. These circumstances will delay our ability to complete our Quarterly Report. As a result, we will be relying on the Securities and Exchange Commission's Orders under Section 36 of the Securities Exchange Act of 1934, as amended, dated March 4, 2020 and March 25, 2020 (Release Nos. 34-88318 and 34-88465) to delay the filing of our Quarterly Report. We expect to file our Quarterly Report on or about May 22, 2020 (but in any event no later than June 25, 2020, which is 45 days from the Quarterly Report's original filing deadline of May 11, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: May 1, 2020	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer